UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 19, 2022

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NILE	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	NILE PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2022 (the “Closing Date”), BitNile Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”) providing for the issuance of a secured promissory note with an aggregate principal face amount of $14,700,000 (the “Financing”).

Under the SPA, the Company shall repay, while the Note remains outstanding, (i) eighty percent (80%) of the proceeds it may receive from any financing conducted, other than at-the-market offerings and (ii) one hundred percent (100%) of the proceeds it may receive from the sale of marketable securities by Ault Lending, LLC (“Ault Lending”), the Company’s wholly owned subsidiary. In addition, if Third Avenue Apartments, LLC (“Third Avenue”), the Company’s wholly owned subsidiary, sells the property it owns in St. Peterburg, Florida, the Company shall use the net proceeds from the sale of such property in excess of $10 million, to repay the Note.

In addition, the Company agreed to issue 11,605,913 shares of the Company’s common stock (the “Registrable Shares”) to the Investor in exchange for the cancellation of all outstanding warrants previously issued to the Investor, which warrants were exercisable for 11,605,913 shares of the Company’s common stock. The Company agreed to file a registration statement on Form S-3 to register the Registrable Shares and certain other shares owned by the Investor within ten (10) days of the Closing Date. The Company agreed to pay the Investor liquidated damages of approximately $120,000 per month that the Registrable Shares have not been registered.

Pursuant to the SPA, the Company, Ault Lending, BitNile, Inc. (“BitNile”) and Esousa Group Holdings, LLC, as the collateral agent on behalf of the Investor (the “Agent”) entered into a security agreement (the “Security Agreement”), pursuant to which (i) BitNile granted to the Investor a security interest in 12,000 Bitcoin miners and (ii) Ault Lending granted to the Investor a security interest in, among other items, substantially all of the Ault Lending’s deposit accounts, securities accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom (the “Assets”), as set forth in the Security Agreement, except for assets previously granted security interests to other parties.

The Notes are further secured by a guaranty (the “Guaranty”) provided by Ault Lending, BitNile, Ault & Company, Inc. (“A&C”), an affiliate of the Company, as well as by Milton C. Ault, the Company’s Executive Chairman and the Chief Executive Officer of A&C.

Description of the Secured Promissory Note

The Note has a principal face amount of $15,700,000 and bears interest at 16% per annum. The maturity date of the Note is March 16, 2023, although if the Company repays at least $12 million of principal payment on or before the maturity date, the Company may extend the maturity date by forty-five (45) days by paying a fee of 10% of the outstanding balance owed as of the original maturity date. The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. The Company may prepay any or all outstanding principal and accrued and unpaid interest at any time without penalty. The purchase price for the Notes was $13.5 million, of which $12 million was paid in cash and $1.5 million was a non-accountable expense allowance.

The foregoing descriptions of the Note, the SPA, the Security Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in the Current Report on Form 8-K filed by the Company on November 18, 2022, Circle 8 Newco LLC, a Delaware limited liability company (“Circle 8 Newco”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Circle 8 Crane Services LLC, a Delaware limited liability company (“Circle 8 Crane Services”) pursuant to which Circle 8 Newco agreed to purchase substantially all of the assets (the “Acquired Assets”) and assume certain specified liabilities of Circle 8 Crane Services (the “Circle 8 Transaction”). Circle 8 Newco is a wholly owned subsidiary of Circle 8 Holdco LLC, a Delaware limited liability company (“Circle 8 Holdco”). Circle 8 Holdco is a subsidiary of Ault Alliance, Inc., a Delaware corporation (“Ault Alliance”) which is a wholly owned subsidiary of the Company. Ault Alliance owns a controlling interest in Circle 8 Holdco.

On December 19, 2022, the transaction closed and Circle 8 Newco purchased the Acquired Assets. As consideration for the acquisition of the Acquired Assets, Circle 8 Crane Services received Class D equity interests in Circle 8 Holdco and is eligible to receive cash earnout payments in an aggregate maximum amount of up to $2,100,000 based on the achievement by Circle 8 Newco of certain EBITDA targets over the three year period following the completion of the acquisition of the Acquired Assets by Circle 8 Newco. The Company contributed $12 million to Circle 8 Newco, and an independent third party contributed $4 million, of which approximately $11,650,000 of which was used to pay down a portion of the Circle 8 Crane Services’ senior debt facility at the closing, $3,000,000 of which was used to pay off Circle 8 Crane Services’ subordinated debt facility in full at the closing and $1,350,000 was used to pay the expenses of Circle 8 Newco and Circle 8 Crane Services. In addition, Circle 8 Newco assumed a new line of credit issued by Circle 8 Crane Services’ current senior lender.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02.

Item 7.01	Regulation FD Disclosure

On December 19, 2022, the Company issued a press release announcing the closing of the Financing. On December 19, 2022, the Company issued a press release announcing the closing of the Circle 8 Transaction. Copies of these press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Note

10.1	Form of Securities Purchase Agreement

10.2	Form of Security Agreement

10.3	Form of Guaranty

99.1	Press release regarding the Financing issued by the Company on December 19, 2022

99.2	Press release regarding the Circle 8 Transaction issued by the Company on December 19, 2022

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITNILE HOLDINGS, INC.

Dated: December 19, 2022	/s/ Henry Nisser
Henry Nisser President and General Counsel